Exhibit 1.1

4,200,000 Shares

NEW CENTURY FINANCIAL CORPORATION

9.125% Series A Cumulative Redeemable Preferred Stock

Liquidation Preference $25.00 Per Share

UNDERWRITING AGREEMENT

June 15, 2005

UNDERWRITING AGREEMENT

June 15, 2005

    As Representative of the several

    Underwriters named on Schedule A

c/o

Ladies and Gentlemen:

New Century Financial Corporation, a Maryland corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 4,200,000 shares of 9.125% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share (the “Preferred Stock”), of the Company (the “Firm Shares”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 630,000 shares of Preferred Stock (the “Additional Shares”). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares”. The Shares are described in the Prospectus (as defined below).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-124348) including a prospectus, relating to the Shares, which incorporates by reference documents which the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the “Exchange Act”). The Company has furnished to                                 . (“                        ”) for use by the Underwriters and by dealers, copies of the prospectus included as part of such registration statement, as supplemented by a preliminary prospectus supplement, subject to completion dated June 13, 2005, including the documents incorporated in such prospectus by reference (it being understood that any statement contained in any prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superseded by a statement in any subsequently filed document) (the “Preliminary Prospectus”), relating to the Shares. Except where the context otherwise requires, the registration statement referred to above including all documents filed as a part thereof or incorporated by reference therein (it being understood that any statement contained in any prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superseded by a statement in any subsequently filed document) is herein called the “Registration Statement”, and the prospectus included in the Registration Statement, including all documents incorporated therein by reference (it being understood that any statement contained in any prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superseded by a statement in any subsequently filed document), as supplemented by a prospectus supplement in the form first used to confirm the sales of the Shares as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such other time as may be required under the Act), is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus, any Preliminary Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein (it being understood that any statement contained in any prospectus or in any document incorporated by reference or deemed to be incorporated by reference therein shall be deemed to be modified to the extent such statement is modified or superseded by a statement in any subsequently filed document), and any reference herein to the terms “amend”, “amendment”, or “supplement” with respect to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the respective number of Firm Shares (subject to such adjustment as you may reasonably determine to avoid fractional shares) which bears the same proportion to the total number of Firm Shares to be sold by the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof, in each case at a purchase price of $24.2125 per Share. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon as the Underwriters deem advisable after this Agreement has been executed and delivered and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and, upon the basis of the representations and warranties but subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them (subject to such adjustment as you may reasonably determine to avoid fractional shares), all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares. This option may be exercised by you on behalf of the several Underwriters at any time (but not more than once) on or before the thirtieth day following the date hereof, by prior written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the third business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised unless the Company and you otherwise agree. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of

Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may reasonably determine to eliminate fractional shares), plus any additional number of Additional Shares which such Underwriter may become obligated to purchase pursuant to Section 7 hereof. As used herein “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on June 21, 2005 (unless another time shall be agreed to by you and the Company, or unless postponed in accordance with the provisions of Section 7 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the Closing Date. Certificates for the Firm Shares shall be delivered to you through the facilities of DTC in book-entry form in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you through the facilities of DTC in book-entry form in such names and in such denominations as you shall specify.

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) The Registration Statement has been declared effective (and any Rule 462(b) Registration Statement will become effective) under the Act; no stop order of the Commission preventing or suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement) has been issued and no notice as to the institution of any proceedings for such purpose has been received by the Company nor, to the Company’s knowledge is any such proceeding threatened; the Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Registration Statement complied when it became effective in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and on the Closing Date and the Option Closing Date (if any), in all material respects with the requirements of the Act; and any statutes, regulations, contracts or other documents that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described in all material respects or filed; the Registration Statement did not when it became effective, does not and will not, at the Closing Date and the Option Closing Date, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus; and the Prospectus will not, as of its date and at the Closing Date and the Option Closing Date, if any, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through you to the Company expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. A Prospectus Supplement pertaining to the Shares will be prepared and filed by the Company with the Commission in accordance with Rule 424(b) on or before the second business day after the date hereof (or such other time as may be required under the Act);

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization” and, as of the Closing Date, and if later, the Option Closing Date, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the Prospectus entitled “Capitalization,” subject, in the case of the Option Closing Date, to the issuance of the Additional Shares to the Underwriters; all of the issued and outstanding shares of capital stock, including the Preferred Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified or licensed to do business as a foreign corporation and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or licensure, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operation of the Company and the Subsidiaries (as defined below) taken as a whole (a “Material Adverse Effect”);

(e) as of the date hereof, the Company has no “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act) other than those listed on Schedule B attached hereto (collectively, the “Subsidiaries”) and the interests in Carrington Capital Management, LLC and Carrington Investment Partners (US), LP; other than mortgage-backed securities and the capital stock or equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the bylaws of the Company and the entities listed on Schedule C attached hereto (the “Operating Subsidiaries”) and all amendments thereto have been delivered to you or your counsel or such persons have been provided access to such documents, and except as set forth in the exhibits filed with, or incorporated by reference into, the Registration Statement, no changes therein will be made subsequent to the date hereof and prior to the Closing Date or, if later, the Option Closing Date; each Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with corporate or limited liability company power, as the case may be, and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; each Subsidiary is duly qualified or licensed to do business as a foreign entity and in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification or licensure, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock and equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are owned by the Company, directly or through subsidiaries, free and clear of all liens, claims, security interests or other encumbrances; none of the outstanding shares of capital stock or equity interests was issued in violation of preemptive or similar rights of any security holder of such Subsidiary;

(f) the Shares have been duly authorized by all necessary corporate action on the part of the Company, and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or similar rights arising on account of the Company’s organizational documents;

(g) the Shares conform in all material respects to the description thereof contained in the Prospectus and the form of certificates used to evidence the Preferred Stock complies in all material respects with all applicable statutory requirements;

(h) this Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by you, is the legal, valid and binding agreement of the Company, enforceable in accordance with its terms against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state laws and public policy considerations in respect thereof;

(i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under) its respective charter or bylaws, or in the performance or observation of any obligation, agreement, or covenant contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound, except for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect; the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the charter or bylaws of the Company or any of the Subsidiaries, (B) any provision of any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or, to the Company’s knowledge, any of the Subsidiaries, except for such conflicts, breaches, violations or defaults that would not reasonably be expected to have a Material Adverse Effect;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) such as have been obtained or will be obtained under the Act, (ii) such as have been obtained or will be obtained in connection with the listing of the Shares on the NYSE, (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters (iv) such as have been obtained or will be obtained under the rules and regulations of the NASD and (v) such other approvals as have been or will be, received prior to the closing of the sale of the Firm Shares;

(k) except as otherwise set forth in the Registration Statement and the Prospectus, or for those persons from whom the Company has obtained a waiver, no person has the right, contractual or otherwise, to cause the Company to register any shares or interests in the Registration Statement or the offering contemplated thereby;

(l) each of the Company and the Subsidiaries has all necessary certificates, authorizations or permits required to be issued by appropriate governmental agencies or bodies in order to conduct its respective business as described in the Prospectus except where the failure to have such certificates, authorizations or permits would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received notice of any proceedings relating to revocation or modification of, any such certificates, authorizations or permits that, if determined or modified adversely to the Company, would reasonably be expected to have a Material Adverse Effect;

(m) except as described in the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge,

threatened to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not reasonably be expected to result in a judgment, decree or order having a Material Adverse Effect;

(n) KPMG LLP (the “Accountants”) whose report on the consolidated financial statements of the Company and its subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, is and was, during the periods covered by the report, independent public accountants as required by the Act;

(o) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are believed to be reasonable;

(p) subsequent to the respective dates as of which information is given in the Prospectus, and except as may otherwise be stated in the Prospectus, there has not been (i) any material adverse change, or any development which in the Company’s reasonable judgment is likely to result in a material adverse change, in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, except for transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, except for obligations incurred in the ordinary course of business or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, other than those contemplated by the Prospectus;

(q) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(r) the Company and each of the Subsidiaries have good title to all property (real and personal) described in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except such as disclosed in the Prospectus or such as would not reasonably be expected to materially and adversely affect the value or use of such property by the Company or the Subsidiaries; all the property described in the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or such as would not reasonably be expected to have a Material Adverse Effect on the Company or do not interfere with the use made of such property by the Company or the Subsidiaries;

(s) the Company and, to the Company’s knowledge, the Subsidiaries own, possess or can obtain on reasonable terms adequate licenses for, or other rights to use, the patents, trademarks, trade names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) necessary for the Company to conduct its business as described in the Prospectus, except where the failure to own, possess or have such rights would not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries has received written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(t) except as described in the Prospectus, neither the Company nor, to the Company’s knowledge, any of the Subsidiaries has violated or received written notice of any violation with respect to, (A) any applicable environmental, safety or similar law applicable to their respective businesses, (B) any federal or state law relating to the discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law or (C) any provisions of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder, the violation of any of which would reasonably be expected to have a Material Adverse Effect;

(u) all material tax returns required to be filed by the Company and each of the Subsidiaries through the date hereof have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been or will be paid in a timely manner, other than those being contested in good faith and for which adequate reserves have been provided;

(v) the Company and the Subsidiaries maintain insurance of the types and in the amounts generally consistent with insurance coverage maintained by similar companies in similar businesses and all such insurance is fully in force on the date hereof;

(w) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(x) there are no material outstanding personal loans or advances by the Company (including directly or indirectly through any Subsidiary) to or for the benefit of any director or executive officer of the Company or any of the members of the families of any of them;

(y) the Company complies in all material respects with all presently applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and is actively taking steps to ensure that it will comply in all material respects with the other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions;

(z) each of the directors of the Company who is designated as “Independent Director” in the Prospectus satisfies the requirements for independence under the rules of the New York Stock Exchange and a member of the Audit Committee of the Board of Directors of the Company meets the requirements for an “audit committee financial expert” (as such term is defined in Item 401(h) of Regulation S-K);

(aa) none of the Company, any of the Subsidiaries or, to the Company’s knowledge, any executive officer or director of the Company or the Subsidiaries acting on behalf of the Company or the Subsidiaries (i) made any unlawful contributions to any candidate for political office or failed to disclose fully any such contributions, or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law;

(bb) neither the Company nor, any of the Subsidiaries has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Shares in violation of applicable law;

(cc) all securities issued by the Company have been issued and sold in material compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of the NYSE;

(dd) the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated, other than pursuant to this Agreement;

(ee) the Company since its date of inception has been, and upon the sale of the Shares will be organized and operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”) for all taxable years commencing with its taxable year ending December 31, 2004; the proposed method of operation of the Company as described in the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code as presently in effect and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost; the Company intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; the Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify as a REIT;

(ff) the Company has retained KPMG LLP as its qualified accountants and Grant Thornton as its qualified tax experts, and in a coordinated manner, those firms (i) will periodically test procedures and conduct annual compliance reviews designed to determine compliance with the REIT provisions of the Code and (ii) assist the Company in monitoring what it believes are appropriate accounting systems and procedures designed to determine compliance with the REIT provisions of the Code;

(gg) any certificate signed by any officer of the Company and delivered to the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter; and

(hh) the execution and filing of Articles Supplementary relating to the Shares (the “Articles Supplementary”) have been duly authorized by the Company and the Articles Supplementary have been executed in accordance with the General Corporation Law of the State of Maryland and have been, or will be not later than the business day prior to the Closing Date, filed with the Maryland State Department of Assessments and Taxation.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation as evidenced by written notice or threatening in writing of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable (but not earlier than two days) after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post effective amendment to become effective as soon as reasonably possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, and, if requested by you, confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or of written notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as reasonably possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing;

(e) if necessary in connection with the offering and sale of the Shares, to file a registration statement pursuant to Rule 462(b) under the Act;

(f) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Shares is required to be delivered under the Act which, in the Company’s reasonable judgment, could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(g) to make generally available to its security holders an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such 12-month period but not later than the last day of the first quarter after such 12-month period;

(h) to furnish to you, upon request, a copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference therein) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(i) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, provided, however, that no such documents need be provided to the extent they are available, at no cost, through the Commission’s EDGAR database;

(j) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(k) to pay all costs, expenses, fees and taxes incident to the performance of its obligations under this Agreement in connection with (i) the preparation and filing of the Registration Statement, the Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement and any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under states that you and the Company have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters up to $10,000) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel to the Underwriters up to $5,000), (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company (but not the Underwriters) relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, travel, lodging and other expenses incurred by the officers of the Company (but not the Underwriters), provided that the Underwriters shall pay for the costs of any chartered aircraft, and (ix) the performance of the Company’s other obligations hereunder;

(l) not to sell, offer or agree to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any shares of Preferred Stock or securities convertible into or exchangeable, exercisable or redeemable for Preferred Stock or warrants or other rights to purchase Preferred Stock or permit the registration under the Act of any shares of Preferred Stock, except for the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, for a period of 30 days after the date hereof, without the prior written consent of                         , on behalf of the Underwriters;

(m) to use its best efforts to cause the Shares to be listed on the NYSE; and

(n) to maintain, at its expense, a registrar and transfer agent for the Shares.

Except as set forth in Sections 4(k)(iv) and 4(k)(vi), the Company shall not reimburse the Underwriters for any of their expenses in connection with their activities under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated.

5. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of the Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company hereby agrees to, in addition to paying the amounts described in Sections 4(k)(iv) and 4(k)(vi) hereof, reimburse the Underwriters for all their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company in all material respects on the date hereof, on the Closing Date and, if applicable, on the Option Date, the performance by the Company of its obligations hereunder in all material respects and to the following additional conditions precedent:

(a) You shall have received from O’Melveny & Myers LLP, as special corporate counsel for the Company, opinions dated, respectively, as of the Closing Date and, if applicable, the Option Closing Date, and addressed to you substantially in the form attached hereto as Exhibit A.

(b) You shall have received from the Accountants a “comfort” letter dated, respectively, the date of this Agreement, the Closing Date and, if applicable, the Option Closing Date, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) relating to the Company’s financial statements and covering the items typically covered by the comfort letter in underwritten public offerings.

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Manatt, Phelps & Phillips LLP, counsel for the Underwriters, in form and substance reasonably satisfactory to you.

(d) You shall have received from Ballard Spahr Andrews & Ingersoll LLP, as special Maryland counsel for the Company, opinions dated, respectively, as of the Closing Date and, if applicable, the Option Closing Date, and addressed to you substantially in the form attached hereto as Exhibit B.

(e) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the Closing Date and the Option Closing Date, as the case may be, to which you object in writing.

(f) All filings with the Commission required by Rule 424 under the Act to have been filed by the Closing Date or the Option Closing Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424.

(g) Prior to the Closing Date or the Option Closing Date, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development which in the reasonable judgment of the Underwriters is likely to result in a material adverse change in the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(i) The Company will, at the Closing Date and, if applicable, at the Option Closing Date deliver to the Underwriters a certificate of its Chief Executive Officer and its Chief Financial Officer, to the effect that, to each of such officer’s knowledge, the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects and the conditions set forth in paragraphs (g) and (h) above have been satisfied, in each case as of such date.

(j) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the Closing Date and the Option Closing Date, as the case may be, as you may reasonably request.

7. Effective Date of Agreement; Termination. This Agreement shall become effective upon execution by the Underwriters.

The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and Prospectus, there has been any material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in your reasonable judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war (other than the existing declaration of the War on Terror); or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United

States or elsewhere, but only if the effect of any such event specified in clause (iv) or (v) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by telephone, confirmed promptly by facsimile.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(k)(iv), 4(k)(vi), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Shares to be purchased by it hereunder (other than as a result of a failure of a condition set forth in Section 6 hereof or as a result of the occurrence of an event set forth in Section 7 hereof) and if the number of Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A attached hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Shares hereunder unless all of the Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the Closing Date or the Option Closing Date, as applicable, for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A attached hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company, except as set forth in Section 9 hereof. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include the Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein, in light of the circumstances under which they were made not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement or (ii) any omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by or on behalf of any Underwriter to the Company expressly for use in such Registration Statement or such Prospectus; provided, however, that the indemnity agreement contained in this subsection with respect to the Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) with respect to any person asserting any such loss, expense, liability, damage or claim which is the subject thereof if the Prospectus prepared with each of your consent and furnished to the Underwriters prior to the Closing Date or the Option Closing Date, as the case may be, corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Shares to such person.

If any action, suit or proceeding (together, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the indemnifying party in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from its obligations hereunder, except to the extent that its ability to defend is materially prejudiced by such failure. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there exists an actual and material conflict of interest between the Company and such indemnified party in connection with such action (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party, and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its prior written consent. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) the indemnifying party had an indemnification obligation under this Section 9 in respect of the applicable proceeding, (ii) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request and the indemnifying party does not respond to such request, (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iv) such indemnified party shall have given the indemnifying party at least 30 days’ prior written notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or (ii) any omission or alleged omission to state a material fact in connection with such written information specified in clause (i) of this paragraph required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there exists an actual and material conflict of interest between such Underwriter and such indemnified party or parties in connection with such action (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’

prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if, the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in (a) the table following the first paragraph, (b) the sixth, tenth, eleventh, and twelfth paragraphs, and (c) the fourth and fifth sentences of the ninth paragraph, each under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to                                                                  , Facsimile:                         , Attention:                         ; if to the Company, it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 18400 Von Karman Avenue, Suite 1000, Irvine, CA 92612, Attention: Stergios Theologides, Esq., with a copy to O’Melveny & Myers, LLP, Attention: Peter T. Healy, Esq.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts entered into and to be performed within such state without regard to conflicts of law principles. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against Bear Stearns, or any indemnified party. Each of                          and the Company (in the case of the Company on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final, non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto (with                          acting on behalf of the Underwriters), and, unless otherwise specified herein, no condition herein (express or implied) may be waived unless in writing by each party whom the condition is meant to benefit. Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 9, and is fully informed regarding these provisions. Each of the parties hereto further acknowledges that the provisions of Section 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto), as required by the Act and the Exchange Act.

If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters severally.

Very truly yours,

NEW CENTURY FINANCIAL CORPORATION

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares	Maximum Number of Additional Shares

Total